EX-32.1 CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of BigSky Productions, Inc., a Nevada corporation (the “Company”), on Form 10-Q for the quarter ended September 30, 2010, as filed with the Securities and Exchange Commission (the “Report”), Ellis Martin, Chief Executive Officer and Chief Financial Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ /s/ Ellis Martin
Ellis Martin Chief Executive Officer and chief Financial Officer November 22, 2010